Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of Vast Renewables Limited (formerly known as Vast Solar Pty Ltd) of our report dated September 29, 2023 relating to the financial statements of Vast Solar Pty Ltd, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Sydney, Australia

October 23, 2023